Exhibit 4.3

EXECUTION COPY

$105,000,000

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

13% SENIOR SECURED NOTES DUE 2015

REGISTRATION RIGHTS AGREEMENT

March 15, 2010

Ladies and Gentlemen:

Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Company”), is issuing and selling to certain affiliates of the parties listed on Annex I (each a “Backstop Purchaser” and collectively, the “Backstop Purchasers”) and the other Holders (as defined below) listed on Annex II together with such affiliates, in connection with that certain First Amended Joint Plan of Reorganization of the Company dated January 13, 2010 (as amended or modified from time to time, the “Plan”), as confirmed by the confirmation order entered by the United States Bankruptcy Court for the District of Delaware on February 24, 2010 (the “Confirmation Order”), in the reorganization proceeding styled In re Aventine Renewable Energy Holdings, Inc., et al., Case No. 09-11214 (KG), $105,000,000 aggregate principal amount of 13% Senior Secured Notes due 2015 (each, together with the related guarantees, a “Note” and collectively, the “Notes”).  As an inducement to the Backstop Purchasers to support the Plan, the Company and the Guarantors (as defined below) agree with the Majority Backstop Purchasers (as defined below), for the benefit of the Holders of the Notes (including, without limitation, affiliates of the Backstop Purchasers), as follows:

1.                                       Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a).

Advice:  See Section 5.

affiliate:  See Rule 405 and including, with respect to the Backstop Purchasers, managed funds and accounts and those Holders identified on Annex II.

Agreement:  This Registration Rights Agreement, dated as of the Plan Effective Date, among the Company, the Guarantors party hereto and the Majority Backstop Purchasers.

Applicable Period:  See Section 2(e).

Backstop Purchasers:  See the introductory paragraph to this Agreement.

Blackout Period:  See Section 3(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Company:  See the introductory paragraph to this Agreement, and includes any successor thereto.

Confirmation Order: See the introductory paragraph to this Agreement.

Effective Date:  The 365th day after the Plan Effective Date.

Equity Registration Rights Agreement:  That certain Registration Rights Agreement, dated as of the Plan Effective Date, among the Company and the Majority Backstop Purchasers relating to the common stock of the Company.

Event Date:  See Section 4(b).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  Senior Secured Notes due 2015 of the Company registered under the Securities Act, identical in all material respects to the Notes, including the guarantees thereof as set forth in the Indenture, except for restrictive legends and additional interest provisions, and including any PIK Notes (as defined in the Indenture (as defined below)) issued on any Interest Payment Date (as defined in the Indenture) pursuant to the fourth paragraph of Section 2.02 of the Indenture in partial payment of the interest accrued on any Exchange Notes that is due and payable on such Interest Payment Date.

Exchange Offer:  See Section 2(a).

Exchange Offer Registration Statement:  See Section 2(a).

Filing Date:  The 180th day after the Plan Effective Date.

FINRA:  Financial Industry Regulatory Authority.

Free Writing Prospectus:  A free writing prospectus, as defined in Rule 405.

Guarantors:  Each subsidiary of the Company that guarantees the obligations of the Company under the Notes and the Indenture.

Holder:  Any registered holder of Registrable Notes from time to time.

Indemnified Party:  See Section 7(c).

Indemnifying Party:  See Section 7(c).

Indenture:  The Indenture, dated as of the Plan Effective Date, among the Company, the Guarantors and Wilmington Trust FSB, as trustee and collateral agent, pursuant to which the

Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Shelf Registration Statement:  See Section 3(a).

Inspectors:  See Section 5(o).

Issue Date:  March 15, 2010.

Issuer Free Writing Prospectus:  An issuer free writing prospectus, as defined in Rule 433.

Losses:  See Section 7(a).

Majority Backstop Purchasers: The Backstop Purchasers having at least a majority of the aggregate Commitment Percentages (as that term is defined in the Plan).

Maximum Contribution Amount:  See Section 7(d).

Notes:  See the introductory paragraph to this Agreement, and including any PIK Notes issued on any Interest Payment Date pursuant to the fourth paragraph of Section 2.02 of the Indenture in partial payment of the interest accrued on any Notes that is due and payable on such Interest Payment Date.

Notice and Questionnaire:  See Section 3(d).

Participating Broker-Dealer:  See Section 2(e).

Permitted Free Writing Prospectus: See the last paragraph of Section 5.

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Plan:  See the introductory paragraph to this Agreement.

Plan Effective Date:  March 15, 2010

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

Records:  See Section 5(o).

Registrable Notes:  Notes and Exchange Notes received in the Exchange Offer; provided, that the Notes and the Exchange Notes received in the Exchange Offer shall cease to be Registrable Notes when such Note or Exchange Note, as the case may be, (i) may be sold without restriction under federal or state securities laws, (ii) may be sold pursuant to Rule 144 (free of volume and all other restrictions thereunder), (iii) has been sold pursuant to a Registration Statement, or (iv) ceases to be outstanding.

Registration Statement:  Any registration statement of the Company and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 13d-3:  Rule 13d-3 promulgated under the Exchange Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 158:  Rule 158 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 405:  Rule 405 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 424:  Rule 424 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 433:  Rule 433 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities:  The Notes and the Exchange Notes.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice:  See Section 2(h).

Shelf Registration Statement:  See Section 3(b).

Subsequent Shelf Registration Statement:  See Section 3(b).

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes.

2.                                       Exchange Offer

(a)                                  Unless the Exchange Offer (as defined below) would not be permitted by applicable laws or a policy or interpretation of the staff of the SEC, the Company shall (and shall cause each Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the “Exchange Offer Registration Statement”) on an appropriate registration form under the Securities Act with respect to an offer (the “Exchange Offer”) to exchange the Notes for Exchange Notes, (ii) use its commercially reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effective Date, (iii) use its commercially reasonable best efforts to keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use its commercially reasonable best efforts to issue on or prior to 50 days after the effective date of the Exchange Offer Registration Statement, Exchange Notes in exchange for all Notes validly tendered and not withdrawn prior thereto in the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than customary conditions as agreed to in writing by the Majority Backstop Purchasers and that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)                                 The Exchange Notes shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA) which in either case will provide that (i) the Exchange Notes will not be subject to the transfer restrictions or additional interest provisions set forth in the Indenture and (ii) the Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Company pursuant to the Collateral Documents and in any Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(c)                                  Interest on the Exchange Notes will accrue from (i) the later of (x) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (y) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Notes, from the Issue Date.  Each Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)                                 The Company may require each Holder as a condition to participation in the Exchange Offer to represent to the Company that at the time of the consummation of the Exchange Offer, (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer such Holder has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) such Holder is not an affiliate of the Company or if such Holder is an affiliate such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a Participating Broker-Dealer (as defined below) that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)                                  The Company shall (and shall cause each Guarantor to) include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Majority Backstop Purchasers which shall contain all of the information that the SEC requires with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making activities or other trading activities (a “Participating Broker-Dealer”).  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.  The Company shall use its commercially reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the

Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f)                                    In connection with the Exchange Offer, the Company shall (and shall cause each Guarantor to):

(i)            mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal (substantially in the form attached as an exhibit to the Exchange Offer Registration Statement) and any related documents;

(ii)           keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

(iii)          utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate thereof;

(iv)          permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)           otherwise comply with all applicable laws.

(g)                                 As soon as practicable after the close of the Exchange Offer, the Company shall (and shall cause each Guarantor to):

(i)            accept for exchange all Notes validly tendered and not withdrawn pursuant to the Exchange Offer;

(ii)           deliver to the Trustee for cancellation all Notes so accepted for exchange; and

(iii)          cause the Trustee to authenticate and deliver promptly to each Holder tendering such Notes or Exchange Notes, as the case may be, equal in principal amount at maturity to the Notes of such Holder so accepted for exchange.

(h)                                 If, (i) because of any change in law or in applicable interpretations thereof by the staff of the SEC the Company is not permitted to effect an Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective on or prior to the Effective Date, or the Exchange Offer is not consummated within 50 days after the effective date of the Exchange Offer Registration Statement, (iii) any Backstop Purchaser so requests with respect to the Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it or any affiliate thereof (including any such affiliated Holders listed on Annex II) following consummation of the Exchange Offer, or (iv) in the case of (A) any Holder not permitted to participate in the Exchange Offer, (B) any Backstop Purchaser or any affiliate thereof (including any such affiliated Holders listed on Annex II) participating in the Exchange Offer that receives Registrable Notes or does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws or (C) any Participating Broker-Dealer holds Notes acquired directly from the Company or one of its affiliates, and such Holder or Participating Broker-Dealer notifies the Company of the same within six months of the Exchange Offer, then in each case the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the “Shelf Notice”) and shall as promptly as practicable and at its sole expense file an Initial Shelf Registration Statement pursuant to Section 3.

3.                                       Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(h), then this Section 3 shall apply to all Registrable Notes.  Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Notes that are not freely transferable as contemplated by Section 2(h)(iv) hereof, provided in each case that the relevant Holder has duly notified the Company within six months of the Exchange Offer as required by Section 2(h)(iv).

(a)                                  Initial Shelf Registration.   The Company shall (and shall cause each Guarantor to), use its commercially reasonable best efforts to, as promptly as practicable, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration Statement”) within 30 days (or 60 days, in the event a Shelf Notice is delivered pursuant to Section 2(h)(i)) after the delivery of the Shelf Notice and shall (and shall cause each Guarantor to) use its commercially reasonable best efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days (or 180 days, in the event a Shelf Notice is delivered pursuant to Section 2(h)(i)) after delivery of the Shelf Notice); provided, however, that if the Company (and each Guarantor) has not yet filed an Exchange Offer Registration Statement, the Company shall use its commercially reasonable best efforts to file (and shall cause each Guarantor to file) with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date and shall use its commercially reasonable best efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effective Date.  The Initial Shelf Registration Statement shall be on Form S-1 (or, if available, Form S-3) or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by the Majority Backstop Purchasers (including, without limitation, one or more underwritten offerings).  The Company and Guarantors shall not, without the written consent of the Majority Backstop Purchasers, permit any securities other than the Registrable Notes to be included in any Shelf Registration Statement (as defined below).  The Company shall (and shall cause each Guarantor to) use its commercially reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the earliest of (i) the date on which the Registrable Notes registered under such Shelf Registration Statement may be sold, in the opinion of counsel to the Company, in a three-month period under Rule 144 without volume or other limits, (ii) the date all the Registrable Notes registered under such Shelf Registration Statement have been sold and (iii) two years after the date on which such Shelf Registration Statement became effective with respect to the offer and sale of the Registrable Notes, plus the aggregate number of days in all applicable suspension periods set forth herein (including days when such Shelf Registration Statement was not effective or use thereof was suspended, including as a result of any of the events specified in Section 3(e), Section 5(c) or Section 5(e)).  The Company shall notify each Holder when the Initial Shelf Registration Statement has been declared effective.

(b)                                 Subsequent Shelf Registrations.  If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the period described in Section 3(a) (other than because of the sale of all of the securities registered thereunder), the Company shall (and shall cause each Guarantor to) use its commercially reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Guarantor to file) an additional shelf registration statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Registration Statement or any earlier Registration Statement (a “Subsequent Shelf Registration Statement”).  If a Subsequent Shelf Registration Statement is filed, the Company shall (and shall cause each Guarantor to) use its commercially reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the period described in Section 3(a).  As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statements.

(c)                                  Supplements and Amendments.  The Company shall promptly amend any Shelf Registration Statement and/or amend or supplement the Prospectus constituting a part thereof if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration Statement, but only with respect to information relating to such Holders, or by any underwriter of such Registrable Notes.

(d)                                 Provision of Information.  No Holder shall be entitled to include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor (such written request, a “Notice and Questionnaire”), such information as the Company and the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.  The Company shall mail the Notice and Questionnaire to the Holders no later than 30 days prior to the date of initial filing of the Shelf Registration Statement with the SEC.  No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the initial effective date of the Shelf Registration Statement, and no Holder may use the Prospectus forming a part thereof for resales of Registrable Notes at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that Holders shall have at least 20 days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.  Notwithstanding the foregoing, (x) upon the request of any Holder that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Notes after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such Holders at the address set forth in the request and (y) upon receipt of a properly completed Notice and Questionnaire from such Holder, the Company shall use its commercially reasonable best efforts to name such Holder as a selling securityholder in the Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the SEC, by means of a Prospectus supplement to the Shelf Registration Statement; provided, however, that the Company will have no obligation to add Holders to the Shelf Registration Statement as selling securityholders more frequently than once every 30 calendar days.

(e)                                  Blackout Periods.  Notwithstanding anything to the contrary contained in this Agreement, upon notice to Holders, the Company shall be entitled to suspend its obligation to file any Shelf Registration Statement, file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement, make any other filing with the SEC not otherwise required to be filed, cause any Shelf Registration Statement or other filing with the SEC to become or remain effective or suspend the use of the Prospectus included in any Shelf Registration Statement in the event that and for a period of time (provided, that the Company and the Guarantors shall have used their commercially reasonable best efforts to file such Shelf Registration Statement or cause such Shelf Registration Statement to be declared effective, as applicable) (a “Blackout Period”) not to exceed more than 60 consecutive days or an aggregate of 90 days in any 12-month period if the board of directors of the Company determines in good faith that (i) the disclosure of an event, occurrence or other item at such time (that would not otherwise be required to be disclosed) required to be disclosed in the Prospectus or Shelf Registration Statement to permit the use thereof could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company and the Guarantors, taken as a whole, (ii) the disclosure otherwise relates to a material corporate development or other business transaction (including any financing, offering, acquisition, corporate reorganization or other significant transaction) involving the Company or any of its direct or indirect subsidiaries which has not been publicly disclosed (and is not otherwise required to be disclosed), disclosure of which would be materially adverse to the Company’s interests or (iii) changes in the Registration Statement or related prospectus are required so that, as of such date, such Registration Statement or prospectus does not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (provided, that nothing in this clause (iii) shall relieve the Company of its obligation to promptly update any such document to the extent provided elsewhere in this Agreement).

4.                                       Additional Interest

(a)                                  The Company and each Guarantor acknowledge and agree that the Holders of Registrable Notes will suffer damages if the Company or any Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof, or under Section 2 of the Equity Registration Rights Agreement, and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company and the Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)                                     if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration Statement has been filed with the SEC on or prior to the Filing Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by this Agreement, then, commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Notes that have not been exchanged for Exchange Notes over and above any stated interest at a rate of 2.0% per annum immediately following such required filing date, subject to the provisos in the last sentence of this paragraph;

(ii)                                  if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration Statement is declared effective by the SEC on or prior to the Effective Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 90th day (or the 180th day, in the event a Shelf Notice is delivered pursuant to Section 2(h)(i)) following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Notes over and above any stated interest at a rate of 2.0% per annum immediately following such required effective date, subject to the provisos in the last sentence of this paragraph;

(iii)                               if (A) the Company (and any Guarantor) has not exchanged Exchange Notes for all Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the date that is 50 days after the effective date of the Exchange Offer Registration Statement, (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or usable in connection with resales of the Registrable Notes in accordance with and during the periods specified in this Agreement, as applicable, at any time during the period described in Section 3(a) (other than during a Blackout Period or after such time as all Registrable Notes have been disposed of thereunder) or (C) the Company issues a valid notice to suspend the use of the Prospectus included in any Shelf Registration Statement and such suspension, when taken together with all other suspensions, if any (but solely to the extent not concurrent), during any 12-month period exceeds 90 days, then, in each case, Additional Interest shall accrue on the principal amount of the Notes over and above any stated interest at a rate of 2.0% per annum commencing on (x) the 51st day after such effective date, in the case of clause (A) above, (y) the day such Shelf Registration Statement ceases to be effective or useable, in the case of clause (B) above, or (z) the day the Prospectus in any Shelf Registration Statement is suspended for any period in excess of 90 days during any 12-month period, in the case of clause (C) above, subject to the provisos in the last sentence of this paragraph; or

(iv)                              as set forth in Section 3 of the Equity Registration Rights Agreement.

provided, however, that Additional Interest will not accrue under more than one of the foregoing clauses (i), (ii), (iii) or (iv) at any one time; provided further, however, that the amount of Additional Interest accruing on the Notes shall not exceed 2.0% per annum; and provided further, however, that (1) upon the filing of the Exchange Offer Registration Statement, Initial Shelf Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Notes for all Notes validly tendered and not withdrawn (in the case of clause (iii)(A) above), (4) upon the effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), (5) upon the day the Prospectus in any Shelf Registration Statement the use of which was previously suspended may be used again (in the case of clause (iii)(C) above), or (6) as otherwise set forth in the Equity Registration Rights Agreement (in the case of clause (iv) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

(b)                                 The Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Section 4 will be payable in the form, on the dates and in the manner provided in the Indenture and whether or not any interest would then be payable on such date, commencing with the first such quarterly date occurring after any such Additional Interest commences to accrue.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.                                       Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 3 hereof, the Company shall (and shall cause each Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Guarantor to):

(a)                                  Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Offer Registration Statement, or if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 2(h) or is otherwise required to be filed because of the circumstances contemplated by Section 2(h), a Shelf Registration Statement as prescribed by Section 3, and use its commercially reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (i) a Shelf Registration Statement is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall (and shall cause each Guarantor to) provide reasonable advance notice thereof to the Majority Backstop Purchasers and, if requested, furnish at no charge to the Holders of the Registrable Notes to be registered pursuant to such Registration Statement (and to a single counsel for such Holders), each Participating Broker-Dealer (and to its counsel) and the managing underwriters (and to their counsel), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing).  The Company and each Guarantor shall not file (and shall not allow any of the other Guarantors to) any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without such Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis.

(b)                                 Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)                                  Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the period described in Section 3(a) or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; promptly amend or supplement each such Registration Statement to include the Company’s quarterly and annual financial information and other material developments (unless or until the Company is eligible to incorporate such information by reference into the Registration Statement), during which time sales of the Registrable Notes under the Registration Statement will be suspended until such amendment or supplement is filed and effective; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.  The Company and each Guarantor shall not (and shall not allow any other Guarantor to), during the period described in Section 3(a) or the Applicable Period, as the case may be, voluntarily take any action that would reasonably be expected to result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)                                 Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Issuer Free Writing Prospectus and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and each Guarantor pursuant to Rule 424(b), in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section 5), as any such Person may reasonably request in writing.  The Company and the Guarantors hereby consent to the use of the Prospectus (including each preliminary Prospectus) and any Issuer Free Writing Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)                                  If (i) a Shelf Registration Statement is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Company shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, and the managing underwriters, if any, and each of their respective counsel promptly (but in any event within five Business Days) (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy (which may be in electronic format) of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (C) intentionally omitted, (D) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus, Issuer Free Writing Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (F) of any reasonable determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (G) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)                                    Use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)                                 If (i) a Shelf Registration Statement is filed pursuant to Section 3, (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (iii) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold, (A) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (B) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)                                 Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; if Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company and each Guarantor shall cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h); use its commercially reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and use its commercially reasonable best efforts to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Company nor any Guarantor shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)                                     If (i) a Shelf Registration Statement is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

(j)                                     Use its commercially reasonable best efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall (and shall cause each Guarantor to) cooperate (at such selling Holder’s expense) in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any Guarantor shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)                                  If (i) a Shelf Registration Statement is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(e)(E) or Section 5(e)(F) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus or Issuer Free Writing Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its commercially reasonable best efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)                                     Intentionally omitted.

(m)                               Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)                                 If a Shelf Registration Statement is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) as is customary in offerings of debt securities similar to the Registrable Notes as may be appropriate in connection therewith in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (except as set forth below), (i) make such representations and warranties to the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus, Issuer Free Writing Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in offerings of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances; (ii) use commercially reasonable best efforts to obtain an opinion of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company and the Guarantors requested in offerings of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances; (iii) use commercially reasonable best efforts to obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters, if any, or such Holders; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company or any Guarantor.

(o)                                 If (i) a Shelf Registration Statement is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by a representative of the Holders of such Registrable Notes being sold (as selected by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), and a representative of each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holders (as selected by a majority in aggregate principal amount of the Registrable Notes being sold) or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, with reasonable advance notice and during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (A) the disclosure of such Records is, in the opinion of counsel to such Inspector, necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (D) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public.  Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give reasonable advance notice to the Company and, to the extent practicable, use its commercially reasonable best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(p)                                 Prepare and file in a timely manner all documents and reports required to be filed by the Company pursuant to the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires before the expiration of the effectiveness period of the Registration Statement as required by Section 3(a), the Company shall register the Registrable Notes and the Exchange Notes under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 3(a).

(q)                                 Otherwise use its commercially reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158.

(r)                                    Upon consummation of an Exchange Offer, use its commercially reasonable best efforts to obtain an opinion of counsel to the Company and the Guarantors (in form, scope and substance reasonably satisfactory to the Majority Backstop

Purchasers), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer, to the effect that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Notes and the Indenture, (ii) the Exchange Notes and the Indenture constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Company and the Guarantors under the Exchange Notes and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Company and the Guarantors under the Notes, the Indenture and the Collateral Documents (as defined in the Indenture) to the extent and as discussed in the Registration Statement, in each case, subject to customary assumptions, limitations, reliances and qualifications.

(s)                                  If the Exchange Offer is to be consummated, upon delivery of the Notes by the Holders to the Company and the Guarantors (or to such other Person as directed by the Company and the Guarantors) in exchange for the Exchange Notes, the Company and the Guarantors shall mark, or cause to be marked, on such Notes that the Exchange Notes are being issued as substitute evidence of the indebtedness originally evidenced by the Notes; provided that in no event shall such Notes be marked as paid or otherwise satisfied.

(t)                                    Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the FINRA.

The Company may require the Holders or Participating Broker-Dealers to furnish to the Company such information regarding the Holder or Participating Broker-Dealer and the proposed distribution by such Holder or Participating Broker-Dealers as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Notes, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder or Participating Broker-Dealers shall be entitled to use the Prospectus forming a part thereof if such Holder or Participating Broker-Dealers does not provide such information to the Company.  Each Holder and Participating Broker-Dealer further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder or Participating Broker-Dealers not misleading.

Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), 5(e)(B), 5(e)(D), 5(e)(E), 5(e)(F) or 5(e)(G), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-

Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Company and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice.  In the event the Company and the Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5 (k) or (y) the Advice.

Each Holder and Participating Broker-Dealer agrees with the Company that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and will not distribute any written materials in connection with the offer or sale of the Registrable Notes or the Exchange Notes without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

6.                                       Registration Expenses

(a)                                  All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and the Guarantors, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof (including, without limitation, reasonable and documented fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 6(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering in accordance with FINRA Rules, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Guarantors, (x) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the exchange agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)                                 The Company and the Guarantors shall reimburse the Holders for the reasonable and documented fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement.  The Company and the Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note is being issued.  The Company and the Guarantors shall reimburse the Holders for the reasonable and documented fees and expenses (including reasonable fees and expenses of not more than one counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

7.                                       Indemnification

(a)                                  Indemnification by the Company and the Guarantors.  The Company and the Guarantors jointly and severally agree to indemnify and hold harmless the Backstop Purchasers, each Holder of Registrable Notes or Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Person, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented costs of preparation and reasonable attorneys’ fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or in any preliminary prospectus or any other document prepared by the Company and used to sell the Registrable Notes, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Person or Participating Broker-Dealer and furnished in writing to the Company and the Guarantors (or reviewed and approved in writing) by such Person or Participating Broker-Dealer or their counsel expressly for use therein; provided, however, that the Company and the Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 7 to the extent Losses were caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceedings, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement.  The Company and the Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b)                                 Indemnification by Holder.  In connection with any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or any preliminary prospectus or any other document prepared by the Company to sell the Registrable Notes in which a Holder is participating, such Holder shall furnish to the Company and the Guarantors in writing such information as the Company and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or any preliminary prospectus or any other document prepared by the Company to sell the Registrable Notes and shall indemnify and hold harmless the Company, the Guarantors, their respective directors and officers and each Person, if any, who controls the Company and the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or in any preliminary prospectus or in any other document prepared by the Company to sell the Registrable Notes, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact was contained in or omitted from any information so furnished in writing by such Holder to the Company and the Guarantors expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)                                  Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that the Indemnifying Parties have been prejudiced materially by such failure.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying

Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not (without the written consent of such Indemnified Party) consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

(d)                                 Contribution.  If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, if any, from the offering of the Notes and the Exchange Notes, on the one hand, and by the Holders from the offering of  or the receiving Notes or Exchange Notes registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or Section 7(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by another method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Registrable Notes or Exchange Notes held by each Holder hereunder and not joint.  The Company’s and Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.                                       Rules 144 and 144A

The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

9.                                       Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes to be included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

10.                                 Miscellaneous

(a)                                  Remedies.  In the event of a breach by either the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Backstop Purchasers, in the Backstop Commitment Agreement (as defined in the Plan), or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company and each of the Guarantors have not entered, as of the date hereof, and the Company and each of the Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.  Other than the Equity Registration Rights Agreement, the Company and each of the Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)                                  Adjustments Affecting Registrable Notes.  The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would materially and adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, other than with the prior written consent of (i) the Company and the Guarantors (except as expressly contemplated by this Agreement) and (ii)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes or (B) where specified herein, the Majority Backstop Purchasers; provided, however, that Section 7 and this Section 10(d) may not be amended, modified or supplemented without the prior written consent of each Holder.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Shelf Registration Statement, unless approval of the Majority Backstop Purchasers is otherwise required.

(e)                                  Termination of the Company’s Obligations.  The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Notes are outstanding after their original issuance, provided, however, that the Company’s obligations under Sections 7 and 8 (and any related definitions) shall remain in full force and effect following such time.

(f)                                    Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)                                     if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes;

(ii)                                  if sent other than by registered or certified mail to the Company or any Guarantor, as follows:

Aventine Renewable Energy Holdings, Inc.

120 North Parkway Drive

Pekin, IL  61554

Facsimile No.: (309) 478-1535

Attention:        Corporate Controller

        General Counsel

(iii)                               if sent by registered or certified mail to the Company or any Guarantor, as follows:

Aventine Renewable Energy Holdings, Inc.

P. O. Box 1800

Pekin, IL  61555-1800

Facsimile No.: (309) 478-1535

Attention:        Corporate Controller

        General Counsel.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(g)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(h)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)                                     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)                                     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED

OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS INDICATED FOR SUCH PARTY IN SECTION 10(f), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

(k)                                  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)                                     Securities Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or any affiliates controlled by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m)                               Third Party Beneficiaries; All Holders and Participating Broker-Dealers Bound.  Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.  In accordance with the Confirmation Order, this Agreement shall be deemed to become valid, binding and enforceable in accordance with its terms upon execution by the parties hereto, and each such intended third party beneficiary of this Agreement shall be bound hereby, in each case, without need for execution of this Agreement by any party other than the parties hereto.

(n)                                 Entire Agreement.  This Agreement, together with the Backstop Commitment Agreement, the Equity Registration Rights Agreement, the Indenture and the Collateral Documents (as defined in the Indenture), is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Backstop Purchasers on the one hand and the Company and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

(o)                                 Survival.  This Agreement is intended to survive the consummation of the transactions contemplated by the Plan.  The indemnification and contribution obligations under Section 7 shall survive the termination of the Company’s and any Guarantor’s obligations under Section 2 and Section 3.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

GUARANTORS:

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

NEBRASKA ENERGY, LLC

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Vice President – Finance

AVENTINE RENEWABLE ENERGY — MT. VERNON, LLC

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

AVENTINE POWER, LLC

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

[Signature Page to Registration Rights Agreement]

ACCEPTED AND AGREED TO:

BRIGADE CAPITAL MANAGEMENT, LLC

By:	/s/ Carney Hawks
	Name:	Carney Hawks
	Title:	Partner

WHITEBOX ADVISORS LLC

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Legal Officer

SENATOR INVESTMENT GROUP LP

By:	/s/ Douglas Silverman
	Name:	Douglas Silverman
	Title:	Managing Partner

[Signature Page to Registration Rights Agreement]

ANNEX I

Backstop Purchasers

Brigade Capital Management, LLC

Nomura Corporate Research & Asset Management, Inc.

Whitebox Advisors LLC

Senator Investment Group LP

SEACOR Capital Corporation

Annex I

ANNEX II

Holders

1.	Cedarview Opportunities Master Fund, LP

2.	Paul A. Martin and Patricia E. Martin 2009 Family Trust

3.	Fidelity Roth IRA 410048844

4.	Fidelity traditional IRA 104638234

5.	Fidelity Account Z10085618

6.	Simplon Partners L.P. c/o T.A. McKay & Co. Inc.

7.	S.P. Offshore Limited

8.	David Koenig (Individual)

9.	Rita Aramburo Etrade Brokerage Acct. 6125-8236

10.	Rita Aramburo Etrade Brokerage Acct. 6125-8236

11.	Perry J. Radoff P.C. Profit Sharing Plan

12.	Ing A.C. FUR

13.	Whitebox Combined Partners LP*

14.	Pandora Select Partners, LP*

15.	Whitebox Hedged High Yield Partners, LP*

16.	Continental Casualty Company / JP Morgan DTC 902 /Cede & CO.

17.	Gerard W. Goetz

18.	BHR Master Fund Ltd.

19.	Schroder Credit Renaissance Fund, Ltd. are holders of record via JP Morgan Chase DTC 902

20.	Schroder Credit Renaissance Fund, Ltd. are holders of record via JP Morgan Chase DTC 902

21.	SEACOR Offshore Supplyships One Ltd.*

22.	Wilfrid Aubrey International Limited

Annex II

23.	Wilfrid Aubrey Growth Fund LP

24.	SEI Institutional Managed Trust - High Yield Bond Fund*

25.	SEI Global Master Fund plc*

26.	Brigade Leveraged Capital Structures Fund, Ltd.*

27.	SEI Institutional Investment Trust - High Yield Bond Fund*

28.	Lonestar Partners, LP

29.	Davidson Kempner International Ltd.

30.	Davidson Kempner Distressed Opportunities International Ltd.

31.	Davidson Kempner Distressed Opportunities Fund LP

32.	Davidson Kempner Partners

33.	M.H. Davidson & Co.

34.	Davidson Kempner Institutional Partners, L.P.

35.	GMAM Investment Funds Trust - 7MS7*

36.	Louisiana State Employees Retirement System*

37.	Balyasny Dedicated Investor Master Fund, Ltd.

38.	Atlas Fundamental Trading Master Fund, Ltd.

39.	Atlas Fundamental Trading Leveraged Fund, LP

40.	Atlas Leveraged Fund, LP

41.	Atlas Master Fund, Ltd.

42.	Balamat Cayman Fund, Ltd.

43.	Arnold de BOER

44.	Brevan Howard Credit Catalysts Master Fund Limited DTC 0355

45.	Brevan Howard Master Fund Ltd. DTC 0355

46.	Anil Nayar

47.	The Regents of the University of California Acct EB6J*

Annex II

48.	Capital Structure Opportunities Fund, LP

49.	JMB Capital Partners Master Fund, LP

50.	DS2 Partners

51.	Dan Sobol (Held in street name: Chares Schwab)

52.	Dan Sobol (Held in street name -Pershing)

53.	Andrew E. Shirley

54.	Jefferies & Co.

55.	Senator Global Opportunity Master Fund, LP*

56.	Ronald J. Kaczor

57.	Oppenheimer Capital Structure Opportunities Master Fund, Ltd.

58.	Anthion Master Fund, LP

59.	Barclays Global High Yield Bond Fund - Nomura IMP*

60.	Ball Corporation Master Pension Trust

61.	Nomura US Attractive Yield Corporate Bond Fund Mother Fund*

62.	Astro Trust Series - Nomura High Yield Bond Fund*

63.	F2 Sea Inc.*

* affiliated Holder of a Backstop Purchaser

Annex II